EXHIBIT 99.6


APPENDIX TO THE REPORT TO THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF CENDANT CORPORATION.

IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS EXHIBIT IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.